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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 19, 2001
               (Date of Earliest Event Reported: September 19, 2001)

                         Commission File Number 1-11680

                            -------------------------

                          EL PASO ENERGY PARTNERS, L.P.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                             76-0396023
  (State of Other Jurisdiction)                               (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                                El Paso Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's Telephone Number, Including Area Code: (713) 420-2600






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ITEM 5.  OTHER EVENTS

         The purposes of this filing are (a) to include in our current risk factors a discussion of the potential effect of regulations proposed by the Federal Energy Regulatory Commission, or FERC, as well as risks associated with our newly-acquired Chaco cryogenic natural gas processing plant and (b) to disclose our authorization of the issuance of unit options.


(a) RISK FACTORS

         REGULATIONS PROPOSED BY THE FERC COULD FUNDAMENTALLY AFFECT OUR OPERATIONS AND ASSETS.

         In September 2001, the Federal Energy Regulatory Commission, or the FERC, issued a Notice of Proposed Rulemaking, or NOPR, in which the FERC proposes to modify its standards of conduct governing the relationship between interstate pipelines and marketing affiliates of interstate pipelines. In the NOPR, the FERC proposed modifications, including that the standards of conduct apply to the pipelines' relationship with all energy affiliates, not just marketing affiliates. Since our High Island Offshore System, or HIOS, and our Petal natural gas storage facilities are interstate pipelines as defined by the Natural Gas Act, the proposed regulations, if adopted by FERC, would dictate how HIOS and Petal conduct business and interact with all energy affiliates of El Paso Corporation and us. We cannot predict the outcome of the NOPR, but adoption of the regulations in substantially the form proposed would, at a minimum, place administrative and operational burdens on us. Further, more fundamental changes could be required such as a complete organizational separation or sale of HIOS and Petal.
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     NATURAL GAS AND NGL PRICES, AND THE SPREAD BETWEEN THEM, COULD AFFECT OUR
NATURAL GAS PROCESSING OPERATIONS.

     Prices for natural gas and natural gas liquids, or NGLs, can fluctuate in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control. If NGL prices, or the spread between natural gas and NGL prices, do not provide sufficient profits to natural gas producers, then those producers may decide not to process their natural gas, or to process less natural gas, either of which could decrease the volumes to our processing facilities and, accordingly, could negatively affect our operational results.

     DECREASES IN THE AVAILABILITY OF NATURAL GAS COULD AFFECT OUR NATURAL GAS PROCESSING OPERATIONS.

     Our natural gas processing operations depend on inflows of natural gas from local sources, specifically the San Juan Basin in New Mexico. If these local sources are damaged, or less natural gas is produced from this area, that could decrease the volumes to our processing facilities and, accordingly, could negatively affect our operational results.

(b) ISSUANCE OF UNIT OPTIONS

     In September 2001, we authorized the issuance of approximately 1 million unit options, with an exercise price of $34.99 per unit, to employees of our general partner. These unit options were issued under our Omnibus Compensation Plan, which provides our general partner with the ability to issue options to attract and retain the services of knowledgeable officers and key management personnel. These units vest one-half per year over the next two years and expire ten years from the grant date.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EL PASO ENERGY PARTNERS, L.P.,


                                           /s/ D. MARK LELAND
                                           -------------------------------------
                                           D. Mark Leland
                                           Senior Vice President and Controller

Date: October 19, 2001